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                                                                    Exhibit 23.2

                         [LETTERHEAD OF BINGHAM DANA]





                    Robert M. Borden
                    Direct Dial: (860) 240-2975
                    Email: bordenrm@bingham.com


                    August 23, 2001


Bingham Dana LLP

One State Street    United Air Lines, Inc.
                    P.O. Box 66100
    Hartford, CT    Chicago, Illinois 60666

      06103-3178

T.860.240.2700
                    Re:  United Air Lines 2001-1 EETC
F 860.240.2800

                    Gentlemen:

www.bingham.com

                    We consent to the incorporation by reference in the
         Boston     Prospectus Supplement of United Air Lines, Inc., relating
                    to the Pass-Through Certificates, Series 2001-1, of the
       New York     Opinion of Bingham Dana LLP, special counsel of State
                    Street Bank and Trust Company of Connecticut, National
     Washington     Association with respect to certain State of Connecticut
                    tax matters. We also consent to the reference to our Firm
    Los Angeles     under the caption "Legal Matters."

       Hartford

         London

      Singapore

                    Very truly yours,

                    /s/ Bingham Dana LLP

                    BINGHAM DANA LLP


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